UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2020

Crescent Capital BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-01132	47-3162282
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

11100 Santa Monica Blvd., Suite 2000, Los
Angeles, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 235-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to 12(b) of the Act:

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CCAP	The Nasdaq Stock Market LLC

Common Stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 17, 2020, Crescent Capital BDC, Inc. (“CCAP”) held a virtual Special Meeting of Stockholders (the “Special Meeting”) via live webcast. The issued and outstanding shares of stock of CCAP entitled to vote at the Special Meeting consisted of the 28,167,360 shares of common shares outstanding at the close of business on the record date, October 23, 2020. At the Special Meeting, CCAP’s stockholders voted on the following proposal and CCAP’s inspector of elections certified the vote tabulation indicated below.

Proposal 1. The proposal to approve a new investment advisory agreement between CCAP and Crescent Capital Advisors, LLC (the “Advisor”), CCAP’s current investment advisor, to take effect upon the consummation of the acquisition by Sun Life Financial Inc. of a controlling stake in Crescent Capital Group LP (“Crescent”), the parent company of the Advisor, was approved based on the following votes:

For	Against	Abstained	Broker Non-Votes
21,250,317	135,633	36,441	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL, BDC, INC.

Date: December 18, 2020	By:	/s/ Jason Breaux
	Name:	Jason Breaux
	Title:	Chief Executive Officer